Exhibit 99.2

GATEWAY, INC.

Form of Option Agreement

(Non-Employee Directors Grant)

This document constitutes part of the prospectus covering securities that may be registered under the Securities Act of 1933.

Optionee	Joseph G. Parham, Jr.

Grant Date	January 1, 2005

Vesting Start Date	January 1, 2005

Exercise Price	TBD

Option Shares	20,000

Gateway, Inc. hereby grants Joseph G. Parham, Jr., a non-employee member of the Board of Directors and the Optionee named above, a non-qualified stock option under the Company’s 2000 Equity Incentive Plan. The Option allows Optionee to purchase shares of the Company’s Common Stock up to the number of shares shown by “Option Shares,” above. The Option is effective as of the Grant Date shown above. The Company will deliver to Optionee certificates for shares purchased under the Option upon payment of the Exercise Price, subject to the terms and conditions below.

1. Definitions. Stylized terms used herein have the following meanings:

1.1.	“Board” means the Board of Directors of the Company.

1.2.	“Code” means the Internal Revenue Code of 1986, as amended.

1.3.	“Committee” means the Compensation Committee of the Board.

1.4.	“Common Stock” means the Company’s Common Stock, par value $.01 per share.

1.5.	“Company” means Gateway, Inc., a Delaware corporation.

1.6.	“Disability” means Optionee’s permanent inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Optionee’s duties and obligations as a director of the Company or to participate effectively and actively in the management of the Company by the Board.

1.7.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8.	“Exercise” of the Option means the purchase by Optionee of Option Shares under Section 2.

1.9.	“Exercise Price” means the Exercise Price shown above, which is the closing price per share of the Common Stock on the New York Stock Exchange on the Grant Date as reported in the Wall Street Journal.

1.10.	“Gateway Companies” means, collectively, the Company and its subsidiaries. Individually, a “Gateway Company” means any of the Company and its subsidiaries.

1.11.	“Option” means the option to purchase Common Stock granted Optionee by this Agreement.

1.12.	“Option Shares” means all shares of Common Stock issued or issuable upon Option exercise, as adjusted under Section 8.

1.13.	“Plan” means the Company’s 2000 Equity Incentive Plan.

1.14.	“Requirements” has the meaning provided in Section 10.

1.15.	“Securities Act” means the Securities Act of 1933, as amended.

1.16.	“Service” means Optionee’s service as a non-employee member of the Board of Directors of the Company.

2. Exercise. Optionee may exercise the Option, in one or more transactions, to the extent that it is vested and has not expired. Optionee exercises the Option by (i) giving written notice to the Company’s Corporate Secretary substantially in the form of Exhibit A together with payment of the Exercise Price multiplied by the number of Option Shares to be purchased, or (ii) pursuant to a Company approved cashless exercise program. Termination of Service or expiration of the Option cannot reverse any previous, proper Option exercise hereunder.

3. Vesting. Subject to Section 4, and so long as Optionee is in Service, the Option will vest as follows: (i) 4,000 shares will vest at midnight on May 19, 2005; and (ii) 8,000 shares will vest at midnight on each of May 19, 2006 and May 19, 2007.

4. Expiration. When the Option expires, any vested portions become unvested and can no longer be exercised. The Option expires at the earliest to occur of (1) midnight of the day before the tenth anniversary of the Grant Date; (2) midnight of the day before the third anniversary of any termination of Service for any reason other than death or Disability, (3) midnight of the ninetieth day after any termination of Service for any reason other than death or Disability, if Optionee did not serve for six years or more; or (4) midnight of the day before the first anniversary of the date on which the Optionee ceases service as a director as a result of death or Disability.

5. Conformity with Plan. The Option and this Agreement are intended to conform to the Plan’s provisions. The Plan’s provisions will control in the event of any inconsistency between them and this Agreement.

6. Withholding of Taxes. The Committee may, as a condition of Option exercise, require payment by Optionee of, or indemnification from Optionee for, any withholding or other tax due upon Option exercise.

7. Payments. Any payments by Optionee required under Sections 2 or 6 may be made either in cash (including certified or cashier’s check, or money order) or by delivery of other shares of Common Stock already owned by Optionee for at least six months and to which Optionee has good title, free and clear of all liens and encumbrances.

8. Adjustments. In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchanges of shares, or any other similar change affecting the Common Stock, the Committee will adjust the Exercise Price and the number and type of Option Shares subject, in each case, to compliance with the Plan and applicable law.

9. Transferability. The Option is personal to Optionee and is not transferable by Optionee other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer to Optionee’s spouse or other immediate relative or to any trust or estate in which Optionee or Optionee’s spouse or other immediate relative has a substantial beneficial interest, provided that (a) such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when such transfer occurs, and (b) there is a Plan provision permitting such transfer in full force and effect with respect to such transfer when such transfer occurs; or (3) pursuant to a qualified domestic relations order (as defined by the Code). Any transfer of the Option or Option Shares in violation of this Agreement is void from inception.

10. Registration. The Company is not obligated to issue any shares of Common Stock upon Option exercise unless (1) such shares have been registered under the Securities Act or an exemption from such registration is available and otherwise deemed appropriate by the Committee for such issuance; and (2) such issuance is in compliance with applicable law and regulations and the requirements of any stock exchange, quotation service or similar agency on which the Common Stock may then be listed or quoted (such law, regulations and requirements being collectively referred to herein as “Requirements”). The Company has no obligation to so register shares of Common Stock or to so comply with Requirements.

11. Remedies. Each party is entitled to enforce its rights under this Agreement and to recover damages for breach. The parties agree that money damages may not always be an adequate remedy for breach, and in such event the wronged party may, in its sole discretion, request specific performance and/or injunctive relief (without posting bond or other security) from any court of competent jurisdiction to enforce or prevent any breach of this Agreement.

12. Miscellaneous. This Agreement is not an offer and is effective only when fully signed. All required notices must be in writing and are deemed given upon delivery if sent with return receipt via a reputable delivery service. Deadline times herein refer to Irvine, California, USA time. No failure or delay to enforce a provision will be deemed a waiver thereof. The invalidity of any provision will not affect the validity of any other provision. Descriptive headings are intended as a convenience and not as operative text. This Agreement is governed by Delaware, USA law with respect to matters of corporate law and governance and by the internal law of South Dakota, USA in all other respects. This Agreement may be signed in counterparts, is the entire and exclusive set of terms and conditions for transactions made under it and binds and benefits the permitted successors and assigns of all parties. This Agreement may only be modified by a writing signed by all parties, unless the modification only enhances Optionee’s rights, in which case it can become effective with only the Company’s signature.

13. Optionee Acknowledgment. Optionee agrees, represents and acknowledges that (1) Optionee’s exercise of the Option and purchase of Option Shares will be for Optionee’s own account or for the account of transferees permitted under Section 9 and not on behalf of any others; (2) certain laws govern and restrict Optionee’s right to offer, sell or otherwise dispose of any Option Shares, unless an exemption from such laws is available and otherwise deemed appropriate by the Committee; (3) Optionee will not offer, sell or otherwise dispose of any Option Shares in any way which would cause Optionee or any Gateway Company to violate any Requirement or require any Gateway Company to register such disposition under any Requirement; (4) Optionee may be required upon Option exercise or upon subsequent transfer of Option Shares to furnish representations and undertakings deemed appropriate by the Committee for compliance with Requirements; (5) certificates evidencing Option Shares will bear such legends, if any, deemed appropriate by the Committee for compliance with Requirements; (6) Optionee will not offer, sell or otherwise dispose of any Option Shares in violation of any policy of a Gateway Company; (7) the Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code; (8) nothing in this Agreement prevents Optionee’s removal or change in compensation as a director of the Company in accordance with the Company’s Certificate of Incorporation or Bylaws or with applicable law; (9) Optionee only has rights as a stockholder of Option Shares if and to the extent that Optionee exercises the Option and retains ownership of Option Shares; and (10) Optionee will be bound by the provisions of this Agreement and the Plan as of the Grant Date.

The parties, or their respective, authorized representatives, have signed this Agreement on the dates shown below:

OPTIONEE		GATEWAY, INC.

Signed:		By:
	Joseph G. Parham, Jr.		Wayne R. Inouye
President & CEO

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